Exhibit 16

                                 [LETTERHEAD]

August 28, 1997


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Re: Bigmar, Inc.

Ladies and Gentlemen:

We have read Item 4 of the current report on Form 8-K dated August 22, 1996 and are in agreement with the statements contained therein except for matters relating to KPMG Peat Marwick, LLP and item iii as to which we have no knowledge.

Very truly yours,


/s/ Richard A. Eisner & Company, LLP
------------------------------------
Richard A. Eisner & Company, LLP